NEWS RELEASE
                                              For Further Information Contact:
                                              Greg D. Kerley
                                              Executive Vice President
                                               and Chief Financial Officer
                                              (501) 521-1141



           SOUTHWESTERN ENERGY RESPONDS TO LAWSUIT FILED IN SEBASTIAN
                              COUNTY CIRCUIT COURT

         Fayetteville, Arkansas -- September 11, 2000...Southwestern Energy (NYSE:SWN) today responded to a class action lawsuit that has been filed against the Company in state court in Sebastian County, Arkansas. The suit alleges royalty and mineral rights owners are owed damages as a result of the Company's operation of an underground natural gas storage facility in Franklin County, Arkansas.
         Southwestern Energy believes that the Plaintiffs' allegations in this suit are not supported by the facts or the law and that the Company's subsidiary acted in accordance with the guidelines of the Arkansas Oil and Gas Commission. Specifically, the Arkansas Oil and Gas Commission has authorized the Company's subsidiaries to use the gas storage facility. That authority was granted after proper notice and full public hearings in 1968, and the facility has been in continuous use for more than 30 years. Written agreements were obtained from the property owners, and those owners have been continuously paid compensation for the right to gas storage at the Stockton Gas Storage Unit.
         In 1997, as a result of additional geologic and engineering data from drilling in the area, the Arkansas Oil and Gas Commission, after proper notice and a full hearing, expanded the area limits of the Stockton Gas Storage Unit. In it's 1997 Order, and certification, the Commission again found that the facility was suitable for the storage of gas and that it's use for gas storage was in the public's interest.
         "Contrary to the Plaintiffs' allegations, this suit is not related to, or analogous to, the recent Hales suit. The Company denies the Plaintiffs' allegation that they are entitled to ownership rights to the natural gas that the Company has injected into the storage facility," said Harold Korell, president and chief executive officer, Southwestern Energy.

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         As a  result  of  negotiations  with  property  owners,  the  Company's subsidiary has obtained the storage rights from a majority of the property owners in the expanded portion of the storage unit. Prior to the Plaintiffs' filing of this lawsuit, the Company's subsidiary had been actively pursuing the acquisition of agreements with all remaining property owners. However, until the Court can determine whether to allow this lawsuit to proceed as a class action, the Company has stopped further negotiations with the remaining property owners.
Consequently,   the  Company  will  begin  condemnation   proceedings,   as  are
specifically allowed under Arkansas law, to allow the Court to determine the fair value of the remaining property owners' gas storage rights.
          "We have been working for a number of months with affected property owners to provide fair compensation for the use of their property for gas storage. Because of their significantly divergent interests, we believe that the Court will deny class action certification of this lawsuit," said Mr. Korell.
         The Company believes that its ultimate liability, if any, will not be material to its consolidated financial position or results of operations.
         Southwestern   Energy  is  an  integrated  natural  gas  company  whose
wholly-owned subsidiaries are engaged in oil and gas exploration and production, natural gas gathering, transmission and marketing and natural gas distribution. Additional information about the Company can be found on the Internet at http://www.swn.com.
         All statements, other than historical financial information, included in this press release may be deemed to be forward-looking statements within the meaning of the Securities Litigation Reform Act. These statements reflect the Company's current views with respect to future events and performance and involve risks and uncertainties that are detailed in the Company's Securities and Exchange Commission filings. These risks would include, but are not limited to, the timing and extent of the Company's success in discovering, developing, producing and estimating oil and natural gas reserves, the effects of weather and regulation on the Company's gas distribution segment, and the value that the Company's gas distribution segment may bring in exploring sales opportunities for this segment. Although these statements are made in good faith and the Company believes they are reasonable representations of the Company's expected performance at this time, the Company's actual financial and operating results could differ materially from those projected as a result of certain factors. A discussion of those factors is included in the Company's periodic reports filed with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 1999.

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